UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, New York City, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

+1 917 508 9185

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	New York Stock Exchange
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Chief Financial Officer Base Salary Increases

On May 4, 2022, the board of directors (the “Board”) of Kaleyra, Inc., a Delaware corporation (f/k/a GigCapital, Inc., hereinafter the “Company”), upon recommendation by the Company’s compensation committee (the “Compensation Committee”), approved a market adjustment increase to the base salary payable to Dario Calogero, the Company’s President and Chief Executive Officer, and Giacomo Dall’Aglio, the Company’s EVP and Chief Financial Officer, by 4.4% and 5% of base salary, respectively, in each case, effective as of April 1, 2022. Prior to this increase, Mr. Calogero’s base salary was $450,000, and effective as of April 1, 2022, Mr. Calogero’s base salary is $470,000. Prior to this increase, Mr. Dall’Aglio’s base salary was $300,000, and effective as of April 1, 2022, Mr. Dall’Aglio’s base salary is $315,000.

Chief Executive Officer and Chief Financial Officer RSU Awards

On May 4, 2022, the Board, upon recommendation by the Compensation Committee, approved an award of 115,000 restricted stock units (“RSUs”) to Mr. Calogero, with such award to vest over 16 quarters beginning on August 1, 2022; provided that the first two quarters will vest together on August 1, 2022, with the 14 remaining installments vesting quarterly thereafter on each November 1, February 1, May 1 and August 1 over four years. In addition, the Board also approved, upon recommendation by the Compensation Committee, an award of 70,203 RSUs to Mr. Calogero, with such award to fully vest on May 9, 2022, which RSUs are being granted in satisfaction of the annual bonus otherwise earned by Mr. Calogero in respect of fiscal year 2021, as previously disclosed, which bonus is being paid fully in RSUs in lieu of a portion being paid in cash. The Company may withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Calogero. The RSU awards are being made under the Company’s 2019 Equity Incentive Plan (the “EIP”) using the form of Notice of RSU Grant and RSU Agreement previously filed by the Company as Exhibit 10.11 to the Current Report on Form 8-K as filed with the SEC on December 2, 2019, and the above summary of the terms of these RSUs is qualified in its entirety by reference to such form.

On May 4, 2022, the Board, upon recommendation by the Compensation Committee, approved an award of 60,000 RSUs to Mr. Dall’Aglio, with such award to vest over 16 quarters beginning on August 1, 2022; provided that the first two quarters will vest together on August 1, 2022, with the 14 remaining installments vesting quarterly thereafter on each November 1, February 1, May 1 and August 1 over four years. In addition, the Board also approved, upon recommendation by the Compensation Committee, an award of 26,911 RSUs to Mr. Dall’Aglio, with such award to fully vest on May 9, 2022, which RSUs are being granted in satisfaction of the annual bonus otherwise earned by Mr. Dall’Aglio in respect of fiscal year 2021, as previously disclosed, which bonus is being paid fully in RSUs in lieu of a portion being paid in cash. The Company may withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to Mr. Dall’Aglio. The RSU awards are being made under the EIP using the form of Notice of RSU Grant and RSU Agreement previously filed by the Company as Exhibit 10.11 to the Current Report on Form 8-K as filed with the SEC on December 2, 2019, and the above summary of the terms of these RSUs is qualified in its entirety by reference to such form.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2022

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President